UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 18, 2024
nCino, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41211	87-4154342
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation)		Identification No.)
6770 Parker Farm Drive
Wilmington, North Carolina 28405
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 676-2466

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0005 per share	NCNO	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2024, nCino, Inc. (the “Company”), through its operating subsidiary, nCino OpCo, Inc., entered into amended and restated employment agreements (the “Amended and Restated Agreements”) with certain of the Company’s executive leadership team, including Pierre Naudé, the Company’s Chairman and Chief Executive Officer, Greg Orenstein, the Company’s Chief Financial Officer & Treasurer, and Sean Desmond, the Company’s Chief Product Officer, effective December 19, 2024. The Amended and Restated Agreements are generally based on the existing employment agreements with each executive, but with administrative updates as well as updates to reflect current compensation levels and to further align with market practices with respect to the termination provisions, as described below.

Under the Amended and Restated Agreements, for terminations by the Company without cause or by the executive due to good reason, in each case, not in connection with a change in control of the Company, the executive is eligible to receive, subject to the executive’s execution and non-revocation of a release of claims in favor of the Company (a “Release”), (i) a severance payment equal to one times the executive’s base salary, (ii) a payment equal to the executive’s target bonus amount for the year of termination, (iii) up to 12 months of COBRA reimbursements, and (iv) accelerated vesting of any equity award that would have vested in the normal course during the 12-month period following such termination of employment (24-months in the case of Mr. Naudé). Under the Amended and Restated Agreements, for terminations by the Company without cause or by the executive due to good reason, in each case, within eighteen months following a change in control of the Company, the executive is eligible to receive, subject to the executive’s execution and non-revocation of a Release, (i) a severance payment equal to one and a half times the sum of the executive’s base salary and target annual bonus; (ii) up to 12 months of COBRA reimbursements (up to 18 months in the case of Mr. Naudé), and (iii) accelerated vesting of outstanding equity.

The foregoing description of the Amended and Restated Agreements is qualified in its entirety by reference to the agreements with each of Messrs. Naudé, Orenstein and Sean Desmond, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, Naudé
10.2	Amended and Restated Employment Agreement, Orenstein
10.3	Amended and Restated Employment Agreement, Desmond
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nCino, Inc.
Date: December 19, 2024	By:	/s/ April Rieger
April Rieger
Chief Legal & Compliance Officer and Secretary